Exhibit 99.1

Chimera Investment Corporation Reports Core EPS for the 2nd Quarter 2011 of $0.14 Per Share

NEW YORK--(BUSINESS WIRE)--August 1, 2011--Chimera Investment Corporation (NYSE: CIM) today reported Core Earnings for the quarter ended June 30, 2011 of $145.6 million or $0.14 per average share as compared to Core Earnings for the quarter ended June 30, 2010 of $142.8 million or $0.19 per average share and Core Earnings for the quarter ended March 31, 2011 of $153.5 or $0.15 per average share. “Core Earnings” is a non-GAAP measure that approximates distributable income, and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, unrealized gains and losses, realized gains and losses on sales and other items that do not affect distributable net income. The Company reported GAAP net income of $117.8 million or $0.11 per average share for the quarter ended June 30, 2011, as compared to $124.6 million or $0.16 per average share for the quarter ended June 30, 2010, and $163.4 million or $0.16 per average share for the quarter ended March 31, 2011.

During the quarter ended June 30, 2011, the Company sold residential mortgage-backed securities (RMBS) with a carrying value of $16.4 million for realized losses of $380 thousand. During the quarter ended June 30, 2010, the Company had no sales of RMBS. During the quarter ended March 31, 2011, the Company sold RMBS with a carrying value of $649.8 million for realized gains of $2.7 million.

During the quarter ended June 30, 2011, the Company did not execute any re-securitization transactions. During the quarter ended June 30, 2010, the Company financed on a permanent non-recourse basis $627.9 million of AAA-rated fixed rate bonds for net proceeds of $629.2 million. During the quarter ended March 31, 2011, the Company financed on a permanent non-recourse basis $306.6 million of AAA-rated fixed rate bonds for net proceeds of $311.0 million. Assets, liabilities, interest income and interest expense associated with these transactions are identified throughout the consolidated financial statements as “non-retained” items.

The Company declared common stock dividends of $0.13, $0.17, and $0.14 per share for the quarters ended June 30, 2011, June 30, 2010, and March 31, 2011, respectively. The annualized dividend yield on the Company’s common stock for the quarter ended June 30, 2011 based on the June 30, 2011 closing price of $3.46 was 15.03%. On a Core Earnings basis, the Company provided an annualized return on average equity of 16.68%, 21.94%, and 17.00% for the quarters ended June 30, 2011, June 30, 2010, and March 31, 2011, respectively. On a GAAP basis, the Company provided an annualized return on average equity of 13.50%, 19.14% and 18.09%, for the quarters ended June 30, 2011, June 30, 2010, and March 31, 2011, respectively.

Matthew J. Lambiase, Chief Executive Officer and President of the Company, commented on the quarter. “Our markets demonstrated volatility and caution in the second quarter, particularly due to the Federal Reserve’s Maiden Lane activities. Chimera is not involved in those segments of the market, and as a result our portfolio performed relatively well. Attractive investment opportunities are developing in these market conditions, and we believe that the company is well-positioned to take advantage of them.”

For the quarter ended June 30, 2011, the annualized yield on average interest earning assets, including the effect of principal write-downs, was 6.64% and the annualized cost of funds on the average borrowed funds balance, including the net interest payments on interest rate swaps, was 2.44% for an interest rate spread of 4.20%. This is a 134 basis point decrease from the 5.54% annualized interest rate spread for the quarter ended June 30, 2010, and a 51 basis point decrease from the 4.71% annualized interest rate spread for the quarter ended March 31, 2011. Beginning with the Company’s consolidated financial statements for the quarter and six month period ending June 30, 2011, interest expense on interest rate swaps will be presented in Other gains (losses) as realized gains (losses) on interest rate swaps. This change will not affect GAAP or taxable net income, stockholders’ equity, cash flows or earnings per share. Consolidated financial statements for periods prior to June 30, 2011 will be conformed to the restated presentation. Leverage was 1.9:1, 1.3:1, and 1.8:1 at June 30, 2011, June 30, 2010, and March 31, 2011, respectively. Recourse leverage was 1.3:1, 0.5:1 and 1.1:1 at June 30, 2011, June 30, 2010, and March 31, 2011, respectively.

The following table summarizes portfolio information for the Company:

	June 30, 2011	June 30, 2010	March 31, 2011

Interest earning assets at period-end *	$ 10,014,236	$ 6,595,363	$10,170,231
Interest bearing liabilities at period-end	$ 6,471,407	$ 3,801,485	$6,228,141
Leverage at period-end	1.9:1	1.3:1	1.8:1
Leverage at period-end (recourse)	1.3:1	0.5:1	1.1:1
Portfolio Composition, at principal value
Non-Agency RMBS	71.5%	80.5%	71.7%
Senior	0.0%	5.2%	0.1%
Senior, interest only	33.6%	25.9%	33.2%
Subordinated	26.0%	30.2%	25.6%
Subordinated, interest only	1.6%	2.2%	1.6%
Senior, non-retained	10.3%	17.0%	11.2%
Agency RMBS	25.5%	13.4%	25.1%
Securitized loans	3.0%	6.1%	3.2%
Fixed-rate percentage of portfolio	80.4%	72.4%	79.8%
Adjustable-rate percentage of portfolio	19.6%	27.6%	20.2%
Annualized yield on average interest earning assets for the quarter ended**	6.64%	8.47%	7.41%
Annualized cost of funds on average borrowed funds for the quarter ended***	2.44%	2.93%	2.70%
*	Excludes cash and cash equivalents.
**	Includes the effect of realized loss on principal write-downs.
***	Includes the effect of interest paid on interest rate hedges.

The following table summarizes characteristics for each asset class:

	June 30, 2011
	Principal or Notional Value at Period-End	Weighted Average Amortized Cost Basis at Period-End	Weighted Average Fair Value at Period-End	Weighted Average Coupon at Period-End	Weighted Average Yield (Loss Adjusted) at Period-End	Annualized Yield Over Current Quarter*	Weighted Average 3 Month CPR at Period- End
Non-Agency Mortgage-Backed Securities
Senior	$6,967	$98.67	$97.03	1.15%	2.59%	1.95%	16%
Senior, interest only	$6,387,919	$6.35	$5.34	1.91%	14.07%	4.12%	17%
Subordinated	$4,938,497	$48.68	$43.32	4.05%	13.61%	18.40%	17%
Subordinated, interest only	$301,619	$9.95	$11.15	2.93%	23.96%	28.36%	14%
Senior, non-retained	$1,948,002	$98.00	$111.74	5.17%	4.58%	5.70%	16%
Agency Mortgage-Backed Securities	$4,849,630	$102.81	$104.41	4.71%	4.34%	4.34%	7%
Securitized loans
Senior	$252,159	$101.19	$101.19	5.47%	5.35%	2.35%	24%
Senior, interest only	$266,092	$0.01	$0.01	0.40%	100.00%	4428.57%	24%
Subordinated	$54,880	$100.54	$100.54	5.16%	-5.04%	16.49%	26%

* Includes the effect of realized loss on principal write-downs.

The Company’s portfolio is comprised of Non-Agency and Agency RMBS and securitized whole residential mortgage loans. During the quarter ended June 30, 2011, the Company recorded no loan loss provision as compared to a provision of $1.0 million for the quarter ended June 30, 2010 and $1.4 million for the quarter ended March 31, 2011.

The Constant Prepayment Rate on the Company’s portfolio was 14%, 16%, and 18% as of June 30, 2011, June 30, 2010, and March 31, 2011, respectively. The net accretion of discounts was $54.2 million, $65.0 million and $64.4 million for the quarters ended June 30, 2011, June 30, 2010, and March 31, 2011, respectively. The total net discount remaining was $2.0 billion, $2.2 billion and $2.1 billion at June 30, 2011, June 30, 2010, and March 31, 2011, respectively.

General and administrative expenses, including the management fee and loan loss provision, as a percentage of average interest earning assets were 0.50%, 0.54%, and 0.56% for the quarters ended June 30, 2011, June 30, 2010, and March 31, 2011, respectively. At June 30, 2011, June 30, 2010, and March 31, 2011, the Company had a GAAP common stock book value per share of $3.35, $3.30, and $3.45, respectively. At June 30, 2011, June 30, 2010, and March 31, 2011, the Company had an estimated economic book value per share of $3.08, $3.41, and $3.18, respectively. Estimated economic book value considers the fair values of only the assets the Company owns or is able to dispose of, pledge, or otherwise monetize, and specifically excludes the non-retained non-Agency Mortgage-Backed Securities and the corresponding securitized debt, non-retained as presented in the Company’s consolidated statements of financial condition. The Company’s estimate of economic book value has important limitations. Should the Company sell the assets in its portfolio, it may realize materially different proceeds from the sale than estimated as of the reporting date.

The Company invests in residential mortgage-backed securities, residential mortgage loans, commercial mortgage loans, real estate-related securities and various other asset classes. The Company’s principal business objective is to generate net income from the spread between the yields on its investments and the cost of borrowing to finance their acquisition and secondarily to provide capital appreciation. The Company, a Maryland corporation that has elected to be taxed as a real estate investment trust (REIT), is externally managed by Fixed Income Discount Advisory Company.

The Company will hold the second quarter 2011 earnings conference call on Tuesday, August 2nd, 2011, at 11:00 a.m. EDT. The number to call is 866-843-0890 for domestic calls and 412-317-9250 for international calls and the pass code is 6462951. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the pass code is 10002677. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.chimerareit.com. If you would like to be added to the email distribution list, please visit www.chimerareit.com, click on Email Alerts, complete the email notification form and click the Submit button. For further information, please contact Investor Relations at 1-866-315-9930 or visit www.chimerareit.com.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may,” “would,” “will” or similar expressions, or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, our business and investment strategy; our projected financial and operating results; our ability to maintain existing financing arrangements, obtain future financing arrangements and the terms of such arrangements; general volatility of the securities markets in which we invest; the implementation, timing and impact of, and changes to, various government programs, our expected investments; changes in the value of our investments; interest rate mismatches between our investments and our borrowings used to fund such purchases; changes in interest rates and mortgage prepayment rates; effects of interest rate caps on our adjustable-rate investments; rates of default or decreased recovery rates on our investments; prepayments of the mortgage and other loans underlying our mortgage-backed or other asset-backed securities; the degree to which our hedging strategies may or may not protect us from interest rate volatility; impact of and changes in governmental regulations, tax law and rates, accounting guidance, and similar matters; availability of investment opportunities in real estate-related and other securities; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; market trends in our industry, interest rates, the debt securities markets or the general economy; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; and our ability to maintain our qualification as a REIT for federal income tax purposes. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim all obligations, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)

	For the quarter ended

	June 30, 2011 (unaudited)	March 31, 2011 (unaudited)	December 31, 2010 (1)	September 30, 2010 (unaudited)	June 30, 2010 (unaudited)
Assets:
Cash and cash equivalents	$16,080	$16,295	$7,173	$11,949	$236,214
Non-Agency RMBS, at fair value
Senior	347,900	329,782	987,685	1,065,145	817,736
Subordinated	2,173,005	2,266,560	2,210,858	1,866,911	1,465,905
Senior, non-retained	2,176,692	2,368,212	2,330,568	1,967,812	2,133,486
Agency RMBS, at fair value	5,013,760	4,879,382	2,133,584	1,884,193	1,761,732
Securitized loans held for investment, net of allowance for loan losses of $7.5 million $8.0 million, $6.6 million, $6.0 million, and $5.6 million, respectively	302,879	326,295	353,532	389,315	416,504
Receivable for investments sold	-	6,192	-	-	-
Accrued interest receivable	57,946	58,570	49,088	47,767	45,682
Other assets	847	1,270	1,212	360	923
Interest rate swaps, at fair value	-	5,876	-	-	-
Total assets	$10,089,109	$10,258,434	$8,073,700	$7,233,452	$6,878,182

Liabilities:
Repurchase agreements, Agency RMBS	$4,320,487	$3,870,407	$1,600,078	$1,359,504	$1,133,036
Repurchase agreements, non-Agency RMBS	-	-	208,719	208,719	204,769
Securitized debt, loans held for investment	245,984	266,363	289,236	320,552	342,819
Securitized debt, non-Agency RMBS, non-retained	1,904,936	2,091,371	1,956,079	1,955,665	2,120,861
Payable for investments purchased	-	311,610	127,693	279,649	-
Accrued interest payable	11,529	12,543	11,641	11,164	12,145
Dividends payable	133,425	143,676	174,445	158,811	130,420
Accounts payable and other liabilities	1,355	1,234	393	810	679
Investment management fees payable to affiliate	13,196	12,807	12,422	11,411	9,357
Interest rate swaps, at fair value	19,658	6,033	9,988	24,820	11,237
Total liabilities	$6,650,570	$6,716,044	$4,390,694	$4,331,105	$3,965,323

Stockholders' Equity:
Common stock: par value $0.01 per share; 1,500,000,000 shares authorized, 1,027,167,395, 1,027,107,362, 1,027,034,357, 883,169,403, and 883,151,028 shares issued and outstanding, respectively	$10,263	$10,262	$10,261	$8,822	$8,822
Additional paid-in-capital	3,602,671	3,602,339	3,601,890	3,056,659	3,056,566
Accumulated other comprehensive income (loss)	25,297	113,899	274,651	22,444	673
Retained earnings (accumulated deficit)	(199,692)	(184,110)	(203,796)	(185,578)	(153,202)
Total stockholders' equity	$3,438,539	$3,542,390	$3,683,006	$2,902,347	$2,912,859
Total liabilities and stockholders' equity	$10,089,109	$10,258,434	$8,073,700	$7,233,452	$6,878,182

(1) Derived from the audited consolidated financial statements at December 31, 2010.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(unaudited)

	For the quarter ended

	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
Net Interest Income:
Interest income	$194,235	$206,574	$159,967	$140,405	$133,522
Interest expense	7,481	8,002	9,480	8,034	6,499

Interest income, non-retained	28,428	21,159	33,780	58,090	49,829
Interest expense, non-retained	28,312	27,575	27,573	32,237	21,421
Net interest income (expense)	186,870	192,156	156,694	158,224	155,431
Other-than-temporary impairments:
Total other-than-temporary impairment losses	(1,926)	(4,205)	(5,596)	(1,314)	(24,746)
Non-credit portion of loss recognized in other comprehensive income (loss)	882	1,580	3,233	436	17,853
Net other-than-temporary credit impairment losses	(1,044)	(2,625)	(2,363)	(878)	(6,893)
Other gains (losses):
Unrealized gains (losses) on interest rate swaps	(19,500)	9,831	14,831	(13,583)	(11,237)
Realized gains (losses) on interest rate swaps	(4,297)	(2,847)	(2,596)	(2,493)	(699)
Gains (losses) on interest rate swaps	(23,797)	6,984	12,235	(16,076)	(11,936)
Net gains (losses) on interest-only RMBS	(4,442)	-	-	-	-
Net gains (losses) on embedded derivatives in interest-only RMBS	(2,234)	-	-	-	-
Realized gains (losses) on sales of investments, net	(380)	2,744	7,711	2,032	-
Realized losses on principal write-downs of non-Agency RMBS	(22,040)	(19,520)	(3,593)	(2,517)	(326)
Total other gains (losses)	(52,893)	(9,792)	16,353	(16,561)	(12,262)
Net investment income (loss)	132,933	179,739	170,684	140,785	136,276
Other expenses:
Management fee	13,152	12,750	12,229	11,318	9,263
Provision for loan losses	-	1,442	577	482	1,024
General and administrative expenses	1,820	1,487	1,648	1,798	1,409
Total other expenses	14,972	15,679	14,454	13,598	11,696
Income (loss) before income taxes	117,961	164,060	156,230	127,187	124,580
Income taxes	118	698	3	752	1
Net income (loss)	$117,843	$163,362	$156,227	$126,435	$124,579

Net income (loss) per share-basic and diluted	$0.11	$0.16	$0.16	$0.14	$0.16
Weighted average number of shares outstanding-basic and diluted	1,027,130,496	1,027,063,055	967,544,377	883,147,726	765,475,340
Comprehensive income (loss):
Net income (loss)	$117,843	$163,362	$156,227	$126,435	$124,579
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities, net	(112,067)	(180,153)	253,962	20,408	(151,524)
Reclassification adjustment for net losses included in net income (loss) for other-than-temporary credit impairment losses	1,044	2,625	2,363	878	6,893
Reclassification adjustment for net realized losses (gains) included in net income (loss)	22,420	16,776	(4,118)	485	326
Other comprehensive income (loss)	(88,603)	(160,752)	252,207	21,771	(144,305)
Comprehensive income (loss)	$29,240	$2,610	$408,434	$148,206	$(19,726)

(1) Derived from the audited consolidated financial statements at December 31, 2010.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(unaudited)

	For the six months ended
	June 30, 2011	June 30, 2010
Net Interest Income:
Interest income	$400,809	$262,506
Interest expense	15,483	13,873

Interest income, non-retained	49,587	100,690
Interest expense, non-retained	55,887	55,251
Net interest income (expense)	379,026	294,072
Other-than-temporary impairments:
Total other-than-temporary impairment losses	(6,131)	(47,433)
Non-credit portion of loss recognized in other comprehensive income (loss)	2,462	37,996
Net other-than-temporary credit impairment losses	(3,669)	(9,437)
Other gains (losses):
Unrealized gains (losses) on interest rate swaps	(9,669)	(11,237)
Realized gains (losses) on interest rate swaps	(7,144)	(699)
Gains (losses) on interest rate swaps	(16,813)	(11,936)
Net gains (losses) on interest-only RMBS	(4,442)	-
Net gains (losses) on embedded derivatives in interest-only RMBS	(2,234)	-
Realized gains (losses) on sales of investments, net	2,364	342
Realized losses on principal write-downs of non-Agency RMBS	(41,560)	(1,275)
Total other gains (losses)	(62,685)	(12,869)
Net investment income (loss)	312,672	271,766
Other expenses:
Management fee	25,902	17,377
Provision for loan losses	1,442	1,630
General and administrative expenses	3,307	2,569
Total other expenses	30,651	21,576
Income (loss) before income taxes	282,021	250,190
Income taxes	816	1
Net income (loss)	$281,205	$250,189

Net income (loss) per share-basic and diluted	$0.27	$0.35
Weighted average number of shares outstanding-basic and diluted	1,027,096,962	718,185,900
Comprehensive income (loss):
Net income (loss)	$281,205	$250,189
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities, net	(292,220)	90,057
Reclassification adjustment for net losses included in net income (loss) for other-than-temporary credit impairment losses	3,669	9,437
Reclassification adjustment for net realized losses (gains) included in net income (loss)	39,196	933
Other comprehensive income (loss)	(249,355)	100,427
Comprehensive income (loss)	$31,850	$350,616

(1) Derived from the audited consolidated financial statements at December 31, 2010.

CONTACT:
Chimera Investment Corporation
Investor Relations
1-866-315-9930
www.chimerareit.com